Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE1
                             Payment Date 11/26/2001

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Servicing Certificate                                             Group 1                 Group 2
---------------------
Beginning Pool Balance                                           416,796,595.92      117,352,327.12
Beginning PFA                                                              0.00                0.00
Ending Pool Balance                                              398,704,844.31      110,870,901.51
Ending PFA Balance                                                            -                   -
Principal Collections                                             18,001,227.25        6,392,714.56
Principal Draws                                                               -                   -
Net Principal Collections                                         18,001,227.25        6,392,714.56
Active Loan Count                                                        13,480               2,317

Interest Collections                                               3,563,752.02        1,003,124.93

Weighted Average Loan Rate                                             9.97000%           10.00000%
Weighted Average Net Loan Rate Both Groups                              9.3415%
Substitution Adjustment Amount                                             0.00                0.00
                   Beginning          Ending                                                        Interest   Security
Term Notes          Balance           Balance           Factor         Principal      Interest     Shortfalls      %      Coupon
----------          -------           -------           ------         ---------      ---------    ----------      -      ------
Class A-I            410,996,032.72  392,757,258.37       0.7855145   18,238,774.35   2,113,204.60        0.00  0.604242  6.170%
Class A-II -1         14,474,704.81    7,997,630.96       0.1618691    6,477,073.85      32,680.67        0.00  0.012304  2.540%
Class A-II -2         24,713,000.00   24,713,000.00       1.0000000            0.00     110,590.68        0.00   0.03802  5.370%
Class A-II -3         24,132,000.00   24,132,000.00       1.0000000            0.00     114,627.00        0.00  0.037126  5.700%
Class A-II -4         27,166,000.00   27,166,000.00       1.0000000            0.00     140,357.67        0.00  0.041794  6.200%
Class A-II -5          9,210,000.00    9,210,000.00       1.0000000            0.00      52,036.50        0.00  0.014169  6.780%
Class A-II -6 NAS     15,371,000.00   15,371,000.00       1.0000000            0.00      78,776.38        0.00  0.023648  6.150%
A-IO (Notional)       65,000,000.00   65,000,000.00       1.0000000            0.00     433,333.33        0.00         0  8.000%

Certificates           -                 -                 -               -            887,619.62      -          -         -

Beginning Overcollateralization Amount                             8,086,185.51
Overcollateralization Amount Increase (Decrease)                     142,670.98
Outstanding Overcollateralization Amount                           8,228,856.49
Overcollateralization Target Amount                                8,228,856.49

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                        Number          Percent
Group 1                                                                 Balance                        of Loans       of Balance
-------                                                                 -------                        --------       ----------
Delinquent Loans (30 Days)                                         1,276,981.24                           44             0.32%
Delinquent Loans (60 Days)                                           411,562.55                           17             0.10%
Delinquent Loans (90 Days)                                           437,718.66                           16             0.11%
Delinquent Loans (120 Days)                                          213,910.99                           10             0.05%
Delinquent Loans (150 Days)                                          108,708.91                            4             0.03%
Delinquent Loans (180+ Days) (1)                                              -                            0             0.00%
REO                                                                        0.00                            0             0.00%

Delinquency Figures Include Foreclosures and REO


                                                                                                        Number          Percent
Group 2                                                                 Balance                        of Loans       of Balance
-------                                                                 -------                        --------       ----------
Delinquent Loans (30 Days)                                           821,527.53                           26             0.74%
Delinquent Loans (60 Days)                                           121,804.11                            6             0.11%
Delinquent Loans (90 Days)                                           331,118.98                            6             0.30%
Delinquent Loans (120 Days)                                          134,706.31                            6             0.12%
Delinquent Loans (150 Days)                                           36,878.10                            1             0.03%
Delinquent Loans (180+ Days) (1)                                              -                            0             0.00%
REO                                                                        0.00                            0             0.00%

Delinquency Figures Include Foreclosures and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                230,102.39
Current Month Loss Amount                                            179,235.41
Current Month Principal Recovery                                       9,928.35
Net Ending Loss Amount                                               399,409.45                0.00

                                                            Special Hazard                               Fraud        Bankruptcy
Beginning Amount                                                           0.00                                0.00            0.00
Current Month Loss Amount                                                  0.00                                0.00            0.00
Ending Amount                                                                 -                                   -               -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                          0.00
Withdraw relating to Collection Period                                     0.00
Interest Earned (Zero, Paid to Funding Account)                            0.00
Remaining CIA Balance to Seller                                           0.00
                                                                          ----
Total Ending Capitalized Interest Account Balance as of Payment Date       0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00


Prefunding Account
Beginning Balance                                                          0.00
Additional Purchases during Revolving Period                               0.00
Excess of Draws over Principal Collections                                 0.00
Remaining PFA Balance to Noteholders                                      0.00
                                                                          ----
Total Ending Balance as of Payment Date                                    0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00

Current Month Repurchases Units Group 1                                       0
Current Month Repurchases ($) Group 1                                         -

Current Month Repurchases Units Group 2                                       0
Current Month Repurchases ($) Group 2                                      0.00

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